SALES AGENCY AND MARKETING AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, ON THE 16TH DAY OF OCTOBER, 1997

BY AND BETWEEN:   LAMINES  CTEK  INC.,  a  body  politic  and  corporate,   duly
                  incorporated  according  to the Canada  Business  Corporations
                  Act, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                  (hereinafter referred to as the "Corporation")

                  PARTY OF THE FIRST PART

AND: COMPOSITECH LTD., a body corporate, duly incorporated according to the laws of the State of Delaware, having its head office and principal place of business in the Hamlet of Hauppauge, State of New York,

                  (hereinafter referred to as the "Agent")

                  PARTY OF THE SECOND PART

SECTION 1 - PREAMBLE

1.1 WHEREAS the Agent is engaged in the business of developing, manufacturing, marketing and selling Agent's and JV's Products (as hereinafter defined);

1.2 WHEREAS the Corporation will be engaged in the business of manufacturing and selling Canco Products (as hereinafter defined);

1.3 WHEREAS the Agent's and JV's Products and the Canco Products are similar in nature and the Agent has represented to the Corporation that it is familiar with the market for the Canco Products in the Territory (as hereinafter defined) and is qualified and prepared to market and sell the Canco Products throughout the Territory for the mutual benefit of both parties;

1.4 WHEREAS the parties hereto are desirous of entering into this Agreement whereby the Agent shall act as the exclusive sales agent of the Corporation and shall solicit orders on its behalf for the Canco Products within the Territory.

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

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SECTION 2 - DEFINITIONS

2.1     Definitions. In this Agreement:

2.1.1 "Affiliate" has the meaning ascribed thereto in the Canada Business Corporations Act; however, the parties shall not be deemed to be "Affiliates" of one another for the purposes of this Agreement;

2.1.2   "Agent Approval" has the meaning ascribed thereto at subsection 4.6;

2.1.3   "Agent Determination" has the meaning ascribed thereto at subsection
        4.6;

2.1.4 "Agent's Bad Debts" means the aggregate annual amount of all accounts or notes receivable related to the sale, in North America, of any Products manufactured by the Agent or any of its Affiliates at Agent's Plants that are reasonably considered uncollectible;

2.1.5 "Agent's and JV's Plant(s)" means any manufacturing plant of laminates for printed wiring boards and all other uses owned, in whole or in part, by the Agent, its Affiliates or Joint Ventures;

2.1.6 "Agent's Plant(s)" means any manufacturing plant of laminates for printed wiring boards and all other uses owned, in whole or in part, by the Agent or its Affiliates;

2.1.7 "Agent's and JV's Products" means any Products manufactured by the Agent, any of its Affiliates or Joint Ventures at Agent's and JV's Plants;

2.1.8 "Agent's Products" means any Products manufactured by the Agent or any of its Affiliates at Agent's Plants;

2.1.9 "Agent's Proportionate Share" means a fraction, the numerator of which shall be the aggregate amount of annual sales in North America of Agent's Products and the denominator of which shall be the aggregate amount of annual sales in North America of Canco Products and Agent's Products;

2.1.10  "Amount" has the meaning ascribed thereto at subsection 9.3.2;

2.1.11  "Annual Marketing Plan" has the meaning ascribed thereto at subsection
        4.1;

2.1.12  "Approval" has the meaning ascribed thereto at subsection 4.6;

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2.1.13  "Average Price per Similar  Product" has the meaning ascribed thereto at subsection 10.1;

2.1.14  "Canco Product(s)" means any Products manufactured at the Plant;

2.1.15  "Compensated Party" has the meaning ascribed thereto at subsection 10.2;

2.1.16 "Confidential Information" of a Disclosing Party means all business plans, customers lists, selling price of Products and knowledge concerning the business and affairs of the Disclosing Party, including, without limitation, data as to sales of Products or as to customers and any other information relating to the marketing or selling of the Products, all of which information is proprietary to the Disclosing Party, except for information that the Receiving Party can reasonably demonstrate:

        2.1.16.1 has become generally known to those in the printed wiring board
                 field  other  than  through  unauthorized   disclosure  by  the
                 Receiving Party;

        2.1.16.2 is known to the Receiving Party prior to disclosure by the Disclosing Party; or

        2.1.16.3 has  become   available   to   the   Receiving   Party   on   a
                 non-confidential basis from a source other than the Disclosing Party.

2.1.17  "Corporation   Determination"   has  the  meaning  ascribed  thereto  at
        subsection 4.6;;

2.1.18 "Corporation Expense Adjustment" has the meaning ascribed thereto at subsection 4.6;

2.1.19 "Corporation's Bad Debts" means the aggregate amount of all accounts or notes receivable related to the sale of Canco Products in North America that are reasonably considered uncollectible;

2.1.20 "Corporation's Proportionate Share" means a fraction, the numerator of which shall be the aggregate amount of annual sales of Canco Products in North America and the denominator of which shall be the aggregate amount of sales in North America of Canco Products and Agent's Products;

2.1.21  "Defaulting Party" has the meaning ascribed thereto at subsection 21.1;

2.1.22  "Disclosing Party" has the meaning ascribed thereto at subsection 15.1;

2.1.23  "Dispute" has the meaning ascribed thereto at subsection 18.1;

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2.1.24  "Expense Adjustment" has the meaning ascribed thereto at subsection 4.6;

2.1.25 "Expenses" means the expenses, up to the maximum amount provided in the Annual Marketing Plan, associated with the sale and marketing of the Canco Products and Agent's and JV's Products in North America excluding any expenses set out in subsection 13.1 of the License Agreement and which are to be paid by the Corporation and similar expenses to be paid by any licensee of the Agent as provided in a license agreement entered into by such licensee and the Agent. Any Expenses payable in a currency other than United States dollars shall be converted into United States dollars on the date of the payment of such Expenses by the Agent;

2.1.26 "Fairness Committee" has the meaning ascribed thereto at subsection 15.1 of the License Agreement;

2.1.27  "First Period" has the meaning ascribed thereto at subsection 9.3;

2.1.28  "Force Majeure" has the meaning ascribed thereto at subsection 13.1;

2.1.29 "Joint Ventures" means any entity in which the Agent or any of its Affiliates has an equity interest of at least 33 1/3 %; however, the parties shall not be deemed to be in a "Joint Venture" relationship with one another for the purposes of this Agreement;

2.1.30 "License Agreement" means that certain technology licensing agreement entered into between the Agent and the Corporation on the date hereof;

2.1.31 "Licensee" means any entity which is a licensee or sub-licensee of the Agent or any of its Affiliates or Joint Ventures and for which the Agent acts as sales and/or marketing agent; however, for the purposes of this Agreement, the Corporation shall not be deemed to be a "Licensee" of the Agent;

2.1.32 "Licensee's Plant(s)" means any manufacturing plant of laminates for printed wiring boards and all other uses owned, in whole or in part, by a Licensee;

2.1.33 "Licensee's Products" means any Products manufactured by a Licensee at Licensee's Plants;

2.1.34 "Normal Capacity" means the Plant both manufacturing and shipping 2,475,000 square feet of Canco Products during the same period of three
        (3)  consecutive  months in  response  to firm  orders  received  by the
        Corporation in the normal course of business justifying the manufacturing of such quantity of Canco Products;

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2.1.35  "North America" means Canada, the United States of America,  Mexico, the
        Caribbean Islands including the Antilles and the Bahamas;

2.1.36 "Person" means an individual, partnership, joint venture, trustee, trust, corporation, division of a corporation, unincorporated organization or other entity or a government, state or agency or political subdivision thereof, and pronouns when they refer to a Person have a similar extended meaning;

2.1.37 "Planned Proportion" means a fraction the numerator of which shall be the planned manufacturing capacity of the Plant for the twelve (12) month period in question and the denominator of which shall be the aggregate of (i) the planned manufacturing capacity of the Plant for such twelve (12) month period and (ii) the planned manufacturing capacity of the Agent's and JV's Plants and the Licensee's Plants situated in North America for such twelve (12) month period;

2.1.38 "Plant" means the manufacturing plant of the Corporation to be situated in the Montreal region;

2.1.39  "Prime   Rate"  means  the   interest   rate  quoted   publicly  by  the
        Corporation's regular bankers as the reference rate of interest for commercial demand loans made in US dollars and commonly known as such bank's prime rate, as adjusted from time to time, on the basis of the Prime Rate in effect on the first day of each month;

2.1.40  "Product(s)"  shall have the  meaning  ascribed  thereto  at  subsection
        2.1.29 of the License Agreement;

2.1.41 "Projected Sales Proportion" means a fraction the numerator of which shall be the projected annual sales of Canco Products in North America and the denominator of which shall be the aggregate of (i) the projected annual sales of Canco Products in North America; (ii) when an Agent's and JV's Plant has sold Agent's and JV's Products in North America, the projected annual sales of Agent's and JV's Products in North America of such plant; (iii) in the event that an Agent's and JV's Plant situated in North America has not made any sales of Agent's and JV's Products in North America in a given year, the planned manufacturing capacity of such plant multiplied by the estimated weighted average selling price of all Products sold in North America in such year; (iv) when a Licensee's Plant has sold Licensee's Products in North America, the projected annual sales of Licensee's Products in North America of such plant; and
        (v) in the event that a Licensee's Plant situated in North America has not made any sales of Licensee's Products in North America in a given year, the planned manufacturing capacity of such plant multiplied by the estimated weighted average selling price of all Products sold in North America in such year;

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2.1.42  "Proportionate" means the proportion equal to the manufacturing capacity of the Plant divided by the manufacturing capacity of the Plant and the Agent's and JV's Plants situated in North America;

2.1.43  "Receiving Party" has the meaning ascribed thereto at subsection 15.1.2;

2.1.44  "Representatives" has the meaning ascribed thereto at subsection 15.2;

2.1.45 "Sales Proportion" means a fraction the numerator of which shall be the actual annual sales of Canco Products in North America and the denominator of which shall be the aggregate of (i) the actual annual sales of Canco Products in North America; (ii) when an Agent's and JV's Plant has sold Agent's and JV's Products in North America, the actual annual sales of Agent's and JV's Products in North America of such plant; (iii) in the event that an Agent's and JV's Plant situated in North America has not made any sales of Agent's and JV's Products in North America in a given year, the planned manufacturing capacity of such plant multiplied by the weighted average selling price of all Products sold in North America in such year; (iv) when a Licensee's Plant has sold Licensee's Products in North America, the projected annual sales of Licensee's Products in North America of such plant; and
        (v) in the event that a Licensee's Plant situated in North America has not made any sales of Licensee's Products in North America in a given year, the planned manufacturing capacity of such plant multiplied by the weighted average selling price of all Products sold in North America in such year;

2.1.46 "Similar Products" means, when comparing Products manufactured by different plants, Products having a similar core thickness, copper-grade content (ounces per square foot), sheet size and thermal rating;

2.1.47 "Technical Services Agreement" means the services agreement entered into on the date hereof between the Agent and the Corporation;

2.1.48 "Terms and Policies" shall have the meaning ascribed thereto at subsection 7.1;

2.1.49  "Territory" means the world;

2.1.50 "Total Bad Debts" means the sum of the Agent's Bad Debts and the Corporation's Bad Debts.

2.2 Determination of "sales" and "price". For the purposes of the definitions of "Agent's Proportionate Share", "Corporation's Proportionate Share", "Projected Sales Proportion" and "Sales Proportion" and for the purposes of determining the "Average Price per Similar Product" or the "average price per square foot" pursuant to subsections and hereof, the sales and prices shall be calculated on an "Ex-Works" basis net of any tariff, customs duties and penalties, sales and value added taxes, user fees, service fees, packaging costs, freight costs and

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                                      - 7 -

transportation insurance costs, transloading costs and all other costs associated with deliveries, damage allowances, rebates, returns, volume incentives and any other costs, duties and fees which should be excluded to allow the sales and prices to be calculated on an "Ex-Works" basis as provided in the 1990 Incoterms of the International Chamber of Commerce.

SECTION 3 - EXCLUSIVE SALES REPRESENTATIVE

3.1 Appointment. The Corporation hereby grants to the Agent, who accepts, the exclusive right to act as the sales representative of the Corporation by soliciting orders for Canco Products within the Territory in accordance with the Annual Marketing Plan and the Terms and Policies, the whole in accordance with the terms and conditions hereof.

3.2 Exclusivity. The Corporation shall not, during the term of this Agreement, grant to any other person or entity within the Territory the right to represent or sell the Canco Products. The Corporation hereby undertakes to refer to the Agent all inquiries relating to the Canco Products received by the Corporation from actual or potential customers.

SECTION 4 - OBLIGATIONS OF THE AGENT

4.1 Annual Marketing Plan. The Agent shall prepare for each fiscal year of the Corporation an annual marketing plan (the "Annual Marketing Plan") for the Corporation, the Agent and all of its Affiliates and Joint Ventures. The Annual Marketing Plan shall provide without limitation, for the applicable fiscal year, the following, the goal of which shall be to operate the Plant at maximum production capacity:

4.1.1   the marketing budget details for North America;

4.1.2   the marketing and sales strategies and policies for North America;

4.1.3 the provisions as to the warranty to be granted for the Canco Products and Agent's and JV's Products sold in North America;

4.1.4   the maximum Expenses for the fiscal year in question;

and shall provide, without limitation, the following to allow the Corporation to plan the Plant's production of Canco Products in the fiscal year in question:

4.1.5   the estimated delays for production and delivery of Canco Products;

4.1.6 information regarding the type, regional volumes and quantities of Canco Products estimated by the Agent to be required in the Territory and to be manufactured by the Plant during the fiscal year in question; and

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4.1.7   the projected  sales of Canco  Products and Agent's and JV's Products in
        North America.

The Annual Marketing Plan shall be submitted to the board of directors and/or shareholders, if applicable, of the Corporation for their approval at the latest three (3) months before the end of each fiscal year of the Corporation. If the board of directors or shareholders of the Corporation is(are) unable to arrive at a decision relating to an Annual Marketing Plan, the Annual Marketing Plan of the prior year shall be renewed mutatis mutandis. The Annual Marketing Plan shall be adjusted on a quarterly basis (particularly to take into account changing market conditions including, without limitation, the volume of sales or expenses related to the marketing of Canco Products and Agent's and JV's Products and requested types of Products) and any adjustment to the Annual Marketing Plan shall be submitted to the board of directors and/or shareholders, if applicable, of the Corporation for their approval before coming into effect.

4.2 First Annual Marketing Plan. The Agent shall submit to the board of directors of the Corporation, at its first meeting following the execution hereof, a first Annual Marketing Plan for a period commencing on the date hereof and ending on December 31, 1998. Until such time as the board of directors approves the first Annual Marketing Plan, the Corporation shall not make any payments to the Agent pursuant to Section 9 hereof, however, after such approval, the Corporation shall reimburse the Agent, retroactively to the date hereof and in the manner provided in Section 9 hereof, for the Expenses incurred.

4.3 Guiding Principles. The parties shall, at all times, adhere to the guiding principles set forth in Section 19 hereof.

4.4 Receivables. The Agent shall, with commercially reasonable diligence, collect all the outstanding accounts owed to the Corporation pursuant to orders accepted by the Corporation failing which, the Agent, after reasonable notice from the Corporation, shall cease to be responsible for such collection. Such accounts shall remain at all times the property of the Corporation. Furthermore, the Agent shall transmit promptly to the Corporation any payments received by the Agent on behalf of the Corporation and until such payments are transmitted, the Agent shall hold such payments separately on deposit on the Corporation's behalf. The Agent shall satisfy itself, with due diligence, of the solvency of customers whose orders it transmits to the Corporation and shall not transmit orders from customers of which it knows or ought to know that they are unable to pay their creditors in the ordinary course of business, without informing the Corporation in advance of such fact.

4.5 Information. The Agent shall, at all times, maintain updated and accurate information, in all material respects, on the sales of Canco Products and Agent's and JV's Products and on all the customers (actual, potential and targeted) of the Corporation, the Agent, its Affiliates and Joint Ventures and shall make such information and all marketing plans, data and information concerning the sales of the Canco Products and Agent's and JV's Products available

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                                      - 9 -

at all times to the Corporation for its consultation and the Corporation shall be allowed to make copies of all such documents subject to confidentiality requirements.

4.6 Planned Manufacturing Capacity. The Agent shall be obliged to promptly inform the Corporation in writing of the planned manufacturing capacity in square feet of Products in all Agent's and JV's Plants and Licensee's Plants situated in North America and of any change thereto (the "Agent Determination"). The board of directors of the Corporation shall then decide whether or not to approve such Agent Determination. In the event that such board of directors approves of same in writing within 10 days of being informed by the Agent thereof (the "Approval"), then the parties shall determine any adjustment to the Expenses already paid by the Corporation for the period in question and the manner in which same is to be acquitted (the "Expense Adjustment"). In the event that the parties cannot agree on the Expense Adjustment within 10 days of the Approval, then the parties shall submit this matter to the Fairness Committee pursuant to Section 18 hereof. However, in the event that such board of directors does not approve of the Agent Determination within 10 days of being informed by Agent thereof, then the parties shall submit the Agent Determination as well as the Expense Adjustment to the Fairness Committee pursuant to Section 18 hereof.

The board of directors of the Corporation shall be obliged to promptly inform the Agent in writing of the planned manufacturing capacity in square feet of Products in the Plant and of any change thereto (the "Corporation Determination"). The Agent shall then decide whether or not to approve such Corporation Determination. In the event that the Agent approves of same in writing within 10 days of being informed by the Corporation thereof (the "Agent Approval"), then the parties shall determine any adjustment to the Expenses already paid by the Corporation for the period in question and the manner in which same is to be acquitted (the "Corporation Expense Adjustment"). In the event that (i) the parties cannot agree on the Corporation Expense Adjustment within 10 days of the Agent Approval or (ii) the board of directors of the Corporation cannot advise the Agent in writing of the Corporation Determination within 10 days of being requested in writing to do so by the Agent, then the parties shall submit this matter to the Fairness Committee pursuant to Section 18 hereof. However, in the event that the Agent does not approve of the Corporation Determination within 10 days of being informed by the board of directors of the Corporation thereof, then the parties shall submit the Corporation Determination as well as the Corporation Expense Adjustment to the Fairness Committee pursuant to Section 18 hereof.

For the first two twelve (12) month periods following the date hereof, the parties hereby agree that the estimated planned manufacturing capacity of the Plant is 9 900 000 square feet of Products per twelve (12) month period and the estimated planned manufacturing capacity of the Agent's Plant situated in Long Island, New York is 4 950 000 square feet of Products per twelve (12) month period, the whole subject to the provisions of the first two paragraphs of this subsection 4.6.

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SECTION 5 - SALES EFFORT

5.1 Sales Effort. The Agent agrees to actively solicit orders for Canco Products on behalf of Corporation, employ in its own name, at its own expense, such number of salespersons or representatives as to ensure proper coverage and servicing of customers and to diligently promote the sale of and stimulate interest in the Canco Products throughout the Territory.

5.2 Representatives of the Agent. In the event the Agent employs representatives for the purposes hereof, the Agent shall promptly following the hiring of each representative send a written notice to the Corporation advising it of the name and address of such representative, it being understood that notwithstanding such notice, the Agent shall remain solely responsible for such representatives. All such representatives shall have to be bound by a trade secrecy and non-competition agreement reasonably satisfactory to the Corporation. The Corporation shall not in any way be responsible for the employment, control and covenants of the employees, representatives and salesmen of the Agent and for injuries to same or to others through acts or omissions of same.

SECTION 6 - PRODUCTS

6.1 Product specifications. The Agent shall provide to the Corporation on a timely basis, any Product specifications, within the limits of the Plant's production capacity, in order to allow the Corporation to manufacture Canco Products in accordance with the market requirements and the Annual Marketing Plan. The Corporation shall, in all respects, comply with such specifications, subject only to the actual limits of the Plant's production capacity, and the Agent shall ensure that the Agent's and JV's Products also comply, in all respects, with equivalent specifications in the event the Agent, its Affiliates or Joint Venture are manufacturing Products which are similar to the Canco Products.

6.2 Information to be supplied by the Corporation. The Corporation shall supply to the Agent, on a timely basis, any information required by the Agent to comply with laws, rules or regulations of any importing country and which are applicable to the import, use, distribution, marketing or sale of the Canco Products in such country.

6.3 Exchange of information. The Agent and the Corporation shall openly exchange all technical information related to the selling of Products, promptly after it is known, as well as information related to production capacity, supply of materials and improvement as to quality of Products.

SECTION 7 - TERMS AND CONDITIONS OF SALE

7.1 Terms of purchase. The Corporation shall provide to the Agent a list of suggested prices per Canco Product and shall have the right to determine terms and conditions governing the sale of Canco Products as well as policies and other guidelines relating to credit to be accorded

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                                     - 11 -

to customers (hereinafter collectively referred to as "Terms and Policies"), the whole in accordance and subject to the Annual Marketing Plan. The Terms and Policies shall be prepared by the Corporation and communicated to the Agent. Notwithstanding the foregoing, the Corporation agrees to consult with the Agent, from time to time, with regard to the Terms and Policies. In the event that the conditions of the market or any particular circumstance requires the modification of the Terms and Policies, either party may send a written notice to the other explaining the necessity of such modifications and the parties shall agree upon such proposed changes and upon the date of coming into effect of such changes before such changes come into effect.

7.2 Terms and conditions of sale. When negotiating with customers, the Agent shall offer the Canco Products strictly in accordance with the terms and conditions provided in the Annual Marketing Plan and the Terms and Policies.

7.3 Invoicing. The Corporation shall make all shipments of Canco Products and invoice customers in accordance with the Annual Marketing Plan and the Terms and Policies in effect at the time of the acceptance of the customer's order by the Corporation.

SECTION 8 - HANDLING AND ACCEPTANCE OF ORDERS

8.1 Acceptance and rejection of orders. Orders obtained by the Agent shall be in conformity, in all material respects, with the Annual Marketing Plan and the Terms and Policies and shall provide for a reasonable delay for production and delivery. The Agent shall forward to the Corporation the original copy of each order obtained by the Agent immediately following receipt thereof by the Agent. All said sale orders shall be subject to acceptance or rejection in whole or in part by the Corporation, however the Corporation may not unreasonably reject the orders transmitted by the Agent if such orders originate from credit worthy customers, conform, in all material respects, to the Annual Marketing Plan and the Terms and Policies and conform to the guiding principles of Section 19 hereof. The Corporation shall respond diligently to all orders transmitted by the Agent. In the event that the Corporation does not advise the Agent in writing that it refuses an order within seven (7) days of receipt thereof, the Corporation shall be deemed to have accepted such order.

8.2 Payments. All payments shall be made at the head office of the Corporation or at any other place designated in writing by the Corporation.

8.3 Authority of the Agent. The Agent shall have no authority to make any sales, accept any order or enter into any sales arrangements or into agreements of any kind or nature on behalf of the Corporation or otherwise bind the Corporation, unless previously expressly authorized by the Corporation in writing.

SECTION 9 - COST SHARING

9.1 Payment of costs incurred by the Agent. No commission on sales of Canco Products in the Territory shall be payable to the Agent by the Corporation. However, the Corporation shall pay such costs incurred by the Agent in accordance with the provisions of this Section 9 only if an Annual Marketing Plan is approved for the relevant year. Furthermore, in the event that an Annual Marketing Plan is not approved and the Annual Marketing Plan of the prior year is renewed mutatis mutandis, the Corporation shall only pay the costs incurred by the Agent which are reasonable given the marketing needs and financial state of the Agent and the Corporation, the whole in accordance with the provisions of this Section 9.

9.2 First 24 months. For the first two twelve (12) month periods following the date hereof, the Corporation shall pay to the Agent the Planned Proportion of the Expenses within thirty (30) days of the Agent furnishing to the Corporation a reasonably detailed invoice of such Expenses which invoice shall be supported by the relevant invoices, including those of suppliers of marketing services or materials, if any.

9.3 After the first 24 months. For the period commencing on the 25th month following the date hereof and ending December 31, 2000 (the "First Period") and for each fiscal year of the Corporation thereafter, the Corporation shall pay to the Agent the Sales Proportion of the Expenses in accordance with the following provisions:

9.3.1 for the First Period and for each fiscal year of the Corporation thereafter, the Agent shall submit to the Corporation, with the Annual Marketing Plan, the projected amount of sales of Canco Products, Agent's and JV's Products and Licensee's Products in North America. The Corporation shall pay to the Agent the Projected Sales Proportion of the Expenses within thirty (30) days of the Agent furnishing to the Corporation a detailed invoice of such Expenses which invoice shall be supported by the relevant invoices, including those of suppliers of marketing services or materials, if any; and

9.3.2 thereafter, within sixty (60) days of the end of the fiscal year in question, the parties shall calculate the Sales Proportion and the aggregate amount (the "Amount") which should have been paid to the Agent for such fiscal year based on the Sales Proportion. Any difference between the Amount and the aggregate amounts paid to the Agent during such fiscal year pursuant to subsection 9.3.1 hereof, shall be paid, if the difference is a positive number, by the Corporation to the Agent, or, if the difference is a negative number, by the Agent to the Corporation, within thirty (30) days of the calculation of the Sales Proportion and the Amount.

9.4 International Sales. In the event that the marketing efforts of the Agent outside North America should benefit the Corporation, the parties agree to negotiate in good faith the compensation that is owing by the Corporation to the Agent for any expenses associated with the sale and marketing of Canco Products anywhere in the Territory except North America.

SECTION 10 - ADJUSTMENTS

10.1 Price per Product. Within thirty (30) days following the end of each quarter of a fiscal year, an average price per square foot of each Similar Product shall be determined by the parties (the "Average Price per Similar Product"). The Average Price per Similar Product shall be equal to (i) the total amount of sales in North America of a Similar Product manufactured by the Plant and any Agent's Plants, divided by (ii) the total number of square feet of a Similar Product sold in North America by the Corporation and the Agent and its Affiliates.

10.2 Adjustments as to price per Product. Within thirty (30) days following the end of each quarter of a fiscal year, the parties shall determine if any Similar Products have been manufactured by the Plant and any of the Agent's Plants and sold in North America during such quarter. If a Similar Product manufactured by each of the Plant and Agent's Plants is sold in North America at different average prices per square foot of a Similar Product, any difference in the average price per square foot of a Similar Product sold in North America and manufactured by the Plant and the Agent's Plants shall be compensated in the following manner: (i) the Average Price per Similar Product shall be determined for each Similar Product pursuant to subsection hereof, (ii) the number of square feet of a Similar Product sold by the party who has sold such Similar Product in North America at an actual average price per square foot lower than the Average Price per Similar Product (the "Compensated Party") shall be multiplied by the Average Price per Similar Product of such Similar Product, and
(iii) the party having sold such Similar Product in North America at an actual average price per square foot higher than the Average Price per Similar Product shall pay to the Compensated Party, within thirty (30) days of the thirty (30) day delay mentioned above, an amount equal to the product obtained in (ii) less the total amount of sales in North America of such Similar Product manufactured by the Compensated Party.

10.3 Bad Debts Adjustments. Within thirty (30) days following the end of each fiscal year, the parties shall determine the Corporation's Proportionate Share, the Agent's Proportionate Share, the Corporation's Bad Debts, the Agent's Bad Debts and the Total Bad Debts. In the event that the Corporation's Proportionate Share of the Total Bad Debts is an amount which is greater than the Corporation's Bad Debts, the Corporation shall pay to the Agent the difference between such amounts and in the event that the Agent's Proportionate Share of the Total Bad Debts is an amount which is greater than the Agent's Bad Debts, the Agent shall pay to the Corporation the difference between such amounts. In the event that following the above-mentioned determination by the parties pursuant this subsection, any account or note receivable included in the Total Bad Debts is collected by a party, the parties agree that if the Corporation is the party who has collected such account receivable, the Corporation shall pay to the Agent the Agent's Proportionate Share of the amount collected and if the Agent is the party who has collected such account receivable, the Agent shall pay to the Corporation the Corporation's Proportionate Share of the amount collected. All payments by one party to the other party pursuant to this subsection shall be made within thirty (30) days of the of the end of the above thirty (30) day period or within thirty (30) days of the receipt by a party of the amount of an account receivable included in the Total Bad Debts.

10.4 Effect of adjustments. The payment of any adjustment amount by the Agent to the Corporation pursuant to subsections 10.2 or 10.3 shall not be construed as a remedy to a default by the Agent of its obligations pursuant to subsection 4.3.

10.5 Sales in North America by Joint Ventures or Licensees. If any Joint Ventures or Licensees sells any Products in North America, the parties agree to make the necessary adjustments to Section 10 to take into consideration such sales and to make the necessary modifications to subsection 11.2 to provide for the disclosure of relevant information concerning such Licensees to effect the adjustments provided in this Section 10.

10.6 Sales outside North America. If either party or any of their Affiliates or if any Joint Ventures sells any Products outside North America, the parties agree to make the necessary adjustments to Section 10 to take into consideration such sales.

SECTION 11 - RIGHTS OF THE CORPORATION

11.1 Right to visit its customers. The Corporation shall have the right to visit its customers and communicate with them directly subject to the Corporation first requesting the Agent to make the necessary arrangements for such visit or communication and the right of the Agent to join the Corporation during such visit or to obtain copies of any written communication. All visits with customers shall be subject to the Agent's approval, which shall not be unreasonably withheld.

11.2 Right to information. The Corporation shall have the right, during regular business hours and subject to 24 hours prior notice, to consult, audit (and make copies of) the Agent's books, records and documents relating to the sale of Canco Products and Agent's and JV's Products and related matters such as market studies, customer information and Expenses. Notwithstanding the provisions of
Section 15 hereof, in the event that a Licensee sells any Products in North America, the Corporation authorizes the Agent to disclose its sales figures to such Licensee provided that i) such disclosure is required for the Agent to respect its obligations as sales and/or marketing agent of such Licensee and ii) such Licensee has granted a reciprocal authorization to the Agent to make comparable disclosures to the Corporation. However, in the event that such reciprocal authorization is not granted, the Corporation shall name an independent auditor, acceptable to the Agent acting reasonably, to consult, audit (and make copies of) the Agent's books, records and documents relating to the sale of Licensee's Products. Such independent auditor shall be bound by confidentiality obligations similar to the provisions of Section 15 hereof.

SECTION 12 - COMPLAINTS BY CUSTOMERS

12.1 Complaints by customers. The Agent shall immediately inform the Corporation of any observations or complaints received from customers in respect of the Canco Products. The parties hereto shall deal promptly and properly with such complaints. The Corporation shall be solely responsible for any claims made by its customers as to the failure of the Canco Products to conform to any warranty as provided to the customer by the Corporation, and the Agent has no authority to bind in any way the Corporation, unless it has received a specific written authorization to that effect.

SECTION 13 - FORCE MAJEURE

13.1 Definition of Force Majeure. The obligations of either party hereunder shall be suspended during the time and to the extent that such party is prevented from complying therewith due to any event or circumstance beyond the control and without the fault or negligence of that party so affected (which circumstance is hereinafter referred to as "Force Majeure") including but not limited to inevitable accidents, perils of navigation, floods, fire, storms, epidemics, acts of God, earthquake, explosion, hostilities, civil commotion, war (declared or undeclared), orders, requisitions, regulations or acts of any government or governmental authority, whether de jure or de facto or any official purporting to act under the authority of any such government, illegality arising from domestic or foreign laws or regulations, insurrections, failure or slowdown of public utilities or common carriers, inability to procure raw materials or other circumstances or conditions of a similar nature, quarantine or custom restrictions, strikes, lockouts or any other labour difficulty from staff or other members of personnel of a party and/or its suppliers of goods and/or raw materials.

13.2 Notice. As soon as possible after being affected by a Force Majeure, the party so affected shall furnish to the other party all particulars of the Force Majeure and the manner in which its performance is thereby prevented or delayed. The party whose obligations hereunder have been suspended shall promptly and diligently pursue appropriate action to enable it to perform such obligations, except that the parties shall not be obligated to settle any strike, lockout or other labour difficulty on terms contrary to their wishes.

13.3 Termination. In the event that any Force Majeure cannot be removed, overcome or abated within twelve (12) months (or such other period as the parties jointly shall determine) from the date the party affected first became affected, then either party may, at the expiration of such period by notice to the other party terminate this Agreement.

13.4 Corporation affected by Force Majeure. In the event that the Corporation is affected by a Force Majeure and that the manufacturing of Canco Products is temporarily suspended, the Agent shall use its commercially reasonable best efforts to supply the Canco Products which it shall temporarily manufacture or have manufactured for the Corporation's customers in order to avoid any disruption of supply to the Corporation's customers. Such manufacturing and supplying of Canco Products shall immediately cease when the Force Majeure is removed, overcome or abated.

SECTION 14 - RESTRICTIVE COVENANTS

14.1 Selling of Products. In consideration of the obligations herein undertaken by the Agent and to assure the Agent's ability to carry out those obligations, the Agent, its Affiliates and Joint Ventures shall not, anywhere in North America, market, promote, advertise, sell, distribute or merchandise, directly or indirectly, products manufactured outside North America and which are the same or similar to the Canco Products, and the Agent and its Affiliates and Joint Ventures hereby further agree that they shall include in any license or sub-license granted to any Person a provision prohibiting such licensee or sub-licensee (excluding the Corporation) from marketing, promoting, advertising, selling, distributing or merchandising anywhere in North America, products manufactured outside North America and which are the same or similar to the Canco Products (and enforce such provision in the event of any breach thereof by any such licensee or sub-licensee, to the extent reasonable), except if:

14.1.1  such   marketing,   promotion,   advertising,   sale,   distribution  or
        merchandising is directly effected through the Agent, acting as agent or principal; and

14.1.2 a customer of the Agent, its Affiliates or Joint Ventures or such licensee or sub- licensee has expressly requested that such products be manufactured by a specific plant situated outside North America, after such customer has been informed by the Agent, its Affiliates or Joint Ventures or such licensee or sub-licensee that the Corporation is an authorized supplier of such products in North America, and the Corporation has a reciprocal right to market, promote, advertise, sell, distribute and merchandise Canco Products in such territory or territories outside North America from where the Person who owns such specific plant is authorized to market, promote, advertise, sell, distribute and merchandise products which are the same or similar to the Canco Products.

     Notwithstanding the foregoing, it is expressly agreed and understood that the Agent, its Affiliates and Joint Ventures and any licensee or sub-licensee of the Agent or its Affiliates shall be free to engage in any business activities they desire which do not involve products which are the same or similar to the Canco Products.

SECTION 15 - CONFIDENTIALITY PROVISIONS

15.1 Confidential Information. Each party hereby acknowledges that it may receive Confidential Information from the other party (the "Disclosing Party"). Each party hereby acknowledges, accepts and agrees that:

15.1.1 the Confidential Information designated as such in the manner provided for in this Section is non-public and confidential and shall at all times remain the property of the Disclosing Party;

15.1.2 the disclosure by the Disclosing Party of the Confidential Information to the other party (the "Receiving Party") is for the sole purpose of enabling it to carry out its obligations under the terms of this Agreement; and

15.1.3 the Receiving Party shall not assert, directly or indirectly, any right with respect to the Confidential Information which may impair or be adverse to the Disclosing Party's ownership thereof.

15.2 Obligations of parties. Each party shall keep the Confidential Information, and the fact that the Confidential Information has been provided, confidential at all times (regardless of the extent or duration of the relationship of the parties and regardless of whether such Confidential Information was disclosed before or after the date of this Agreement) and shall not disclose such Confidential Information, in whole or in part, to any person other than to its agents, employees and other authorized representatives (collectively herein referred to as the "Representatives") who need to know such information in connection with the performance of its obligations under the terms of this Agreement, without the prior written consent of the Disclosing Party. Each party shall inform its Representatives of the confidential nature of the Confidential Information and shall require such Representatives to keep such information confidential by legally binding means. Each party shall be fully responsible for any breach of this Agreement by its Representatives and shall, at its expense, promptly take appropriate legal action to stop or minimize improper disclosures by any of its employees or ex-employees or other Representatives. Each party shall exercise careful judgment to minimize the number of its Representatives who have access to the other party's Confidential Information and to limit them to individuals reasonably known to be trustworthy and of sound judgment. Neither party shall use the other's Confidential Information except in accordance with the terms of this Agreement, and each party shall take all practicable steps to cause their Representatives to do the same.

15.3 Property Rights In Confidential Information. Any Confidential Information disclosed by the Disclosing Party shall remain the sole and exclusive property of the Disclosing Party.

15.4 Transfer of Confidential Information. All Confidential Information furnished hereunder by either party to the other, whether orally, in writing or by demonstration or otherwise, shall be maintained as confidential unless the Disclosing Party notifies the Receiving Party to the contrary in writing.

15.5 Proprietary Information. Neither party hereto shall in any event disclose any of its proprietary information which may reveal incidentally or otherwise Confidential Information originating with the Disclosing Party.

15.6 Breach of Confidentiality. In the event of a material breach of the undertakings of either party under this Section 15, the parties agree that money damages may be inadequate and the Disclosing Party shall be entitled to seek injunctive relief and specific performance. Such remedy shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other remedies available at law. The Disclosing Party shall be entitled to reasonable legal fees (including reasonable attorney's fees and expenses) and other costs reasonably incurred to remedy any and all material breaches by the Receiving Party of this Agreement.

SECTION 16 - INSURANCE AND INDEMNIFICATION

16.1 Insurance. The Corporation shall maintain, commencing on the date that it begins to sell Canco Products and throughout the remainder of the term of this Agreement, comprehensive general liability insurance against claims based upon product liability for the Canco Products in an amount to be determined by the parties. Such insurance shall be written with a responsible and reputable insurer. Such policy or policies shall be in force on the date that the Plant starts manufacturing Canco Products and the Agent shall be named as additional insured as its interests may appear with respect to all claims for which an indemnification is being given pursuant to subsection 16.2 hereof. Such endorsement shall stipulate that the required coverages will not be reduced or cancelled without thirty (30) days' prior written notice having been provided to the Agent.

16.2 Indemnification. The Corporation agrees to indemnify the Agent, in its capacity as agent, and save and hold it harmless from and against any debts, liabilities, claims, actions, causes of action, suits, damages, losses, costs and expenses, including reasonable attorneys' fees and expenses which Agent is or may become liable for or be compelled to pay as a result or by reason of any defects, failures or malfunctions of any of the Canco Products, except those resulting from or arising out of or attributed to (i) the improper conduct, operations or performance of the Agent, including improper storage, care or handling or (ii) any warranty given by the Agent in connection with the Canco Products beyond the warranty provided for by the Corporation in the Terms and Policies.

SECTION 17 - FAIRNESS COMMITTEE

17.1 Responsibilities. The Fairness Committee will be responsible for the settling of all Disputes, subject to Section 18 hereof, and all decisions of the Fairness Committee shall be made unanimously by its members.

SECTION 18 - DISPUTES

18.1 Disputes. Any dispute or controversy (the "Dispute") between the parties hereto relating only to any matter arising out of or connected with Sections 4,9 or 10 of this Agreement shall be settled by the Fairness Committee, in accordance with Section 19 hereof. In the event that the Fairness Committee fails to come to a decision within ten (10) days of its first meeting, then the Dispute shall be referred to and definitively settled by arbitration in accordance with the arbitration provisions set forth in subsection 18.2 hereof. In rendering its decision, the arbitrator(s) shall adhere to and be guided by the principles set forth in Section 19 hereof.

18.2 Arbitration. All disputes, controversies or claims arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, other than a Dispute, shall be definitively settled and dealt with using the rules of conciliation and arbitration of the International Chamber of Commerce, by one or more arbitrators appointed in accordance with said rules, and to the exclusion of any courts, except for injunctive relief and any provisional remedy, including seizure before judgment, which may be obtained from any court or tribunal having jurisdiction, and until a final decision is rendered, this Agreement shall continue in effect as if the dispute, controversy or claim did not exist. Any arbitration proceeding required pursuant to the terms hereof shall take place in Montreal, Quebec and shall be conducted in both the English and French language. The cost of the arbitration shall be borne in the manner provided for in the arbitration award.

SECTION 19 - GUIDING PRINCIPLES

19.1 Guiding principles. In executing their obligations and responsibilities hereunder, the parties shall apply and the Fairness Committee shall adhere to the following principles:

19.1.1 the Proportionate allocation by the Agent of manufacturing contracts for Products between the Plant and the Agent's and JV's Plants situated in North America in order that the Plant never operates at a production capacity lower than that of any Agent's and JV's Plants situated in North America;

19.1.2 the efficient, equitable and Proportionate allocation by the Agent of manufacturing contracts for Products having a similar profit margin between the Plant and the Agent's and JV's Plants situated in North America;

19.1.3 the carrying out of the marketing and promotion of the Products manufactured by the Plant and the Agent's and JV's Plants in a cooperative, rather than competitive manner;

19.1.4  promoting fair business relations between the Agent and the Corporation;

19.1.5 the recognition that the customer has the final say and that the needs of the customer are paramount (in the event that a customer has a preference between the Corporation and the Agent, its Affiliates or Joint Ventures, the parties will comply with such preference);

19.1.6 the equitable application of all credit policies and credit risks regarding the sale of Products between the Agent, its Affiliates and Joint Ventures and the Corporation;

19.1.7  the efficient management of resources;

19.1.8 the continual and complete exchange of information and data about the customers of the Corporation and the Agent, its Affiliates and Joint Ventures;

19.1.9 the sharing of customer lists, customer data and sales statistics between the Agent and the Corporation;

19.1.10 the sharing of all Expenses in accordance with the provisions of this Agreement.

SECTION 20 - TERM

20.1 Initial term. The term of this Agreement shall be for six (6) years from the date of execution hereof. This Agreement shall be renewed on the same terms and conditions for additional six (6) year periods, unless one party gives written notice to the other of its intention to terminate this Agreement at least twelve (12) months prior to the expiration of the term hereof or of any renewal period hereof.

SECTION 21 - TERMINATION

21.1 Breach of Material Provisions. In the event of a breach by a party of any of the material provisions of this Agreement (the "Defaulting Party"), the aggrieved party shall have the right to terminate this Agreement. Such right of termination shall be exercised by the aggrieved party giving written notice to the Defaulting Party specifying the manner in which the Defaulting Party has breached the Agreement and stating that the party giving notice elects to terminate this Agreement as of a date not less than thirty (30) days subsequent to the date of such notice unless the Defaulting Party shall have cured such breach within the foregoing period. In the event the Defaulting Party fails to cure such breach within the said notice period, this Agreement shall terminate on the date specified in such notice as hereinabove provided, without prejudice to any other rights of the non-defaulting party to seek other remedies or take measures that may be otherwise available to it at law.

21.2 Termination without notice. In addition to the rights of the parties set forth in subsection 21.1 hereof, each party shall have the right to terminate this Agreement without notice or demand, upon the bankruptcy of the other party, the occurrence of the insolvency of the other party, the filing by the other party of a petition in bankruptcy or the filing of such petition against the other party, the making of a proposal by the other party to its creditors or it otherwise taking advantage of any insolvency legislation, the making by the other party of an assignment for the benefit of its creditors, or the application by the other party or any of its creditors for the appointment of a trustee, custodian, receiver or any other person with like powers.

21.3 Corporation's right to terminate. In addition to the rights of the Corporation set forth in this Agreement, the Corporation shall have the right to terminate this Agreement upon simple notice of termination, if the Agent ceases to hold any shares in the Corporation, in which case the termination of this Agreement will be effective upon receipt or service of such notice.

21.4 Parties liability for termination or non-renewal. In the event of termination of this Agreement other than pursuant to subsection 21.1, or the non-renewal at the end of the stated term or any renewal thereof, the parties shall not be liable to each other because of such termination or non-renewal hereof for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the other party as contemplated herein, or for any other reason whatsoever provided that such termination or non-renewal is effected in accordance with the provisions of this Agreement.

SECTION 22 - EFFECT OF TERMINATION

22.1 Effect of termination. Upon termination of this Agreement for any reason whatsoever or the expiration of its term:

22.1.1  the Agent will immediately cease to represent the Corporation;

22.1.2  all amounts owing by one party to the other  pursuant to this  Agreement
        will   become  due  and   payable   as   provided   in  this   Agreement
        notwithstanding its termination or the expiration of its term;

22.1.3 the Agent will immediately deliver to the Corporation all information in its possession concerning the marketing and sale of Canco Products, including, without limitation, all information concerning sales of Canco Products, all advertising materials, customer lists, prices, active quotations and market studies;

22.1.4 the Corporation will immediately deliver to the Agent all information in its possession concerning the marketing and sale of Agent's and JV's Products, including, without limitation, all information concerning sales of Agent's and JV's Products, all advertising materials, customer lists, prices, active quotations and market studies;

22.1.5 the Agent will promptly return to the Corporation all advertising material and samples which have been supplied to it by the Corporation and are in the Agent's possession.

22.2 Surviving provisions. Termination of this Agreement for any reason whatsoever or the expiration of the term of this Agreement shall not release any party from any of its obligations which remain unfulfilled at such time or release any party from those obligations which survive such termination or expiration, including without limitation the obligations set forth in Sections 14 and 15.

SECTION 23 - PROHIBITION OF ASSIGNMENT

23.1 Assignment. The parties shall not assign nor transfer any of their rights or obligations under this Agreement without the prior written consent of the other party. However, the Corporation may hypothecate, assign or transfer its rights or obligations under this Agreement to its lenders. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon each party hereto and its respective successors and permitted assigns.

SECTION 24 - NOTICES

24.1 Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other party at the following addresses:

if to the Corporation:  LAMINES CTEK INC.
                        600 de la Gauchetiere Street West
                        Suite 1700
                        Montreal, Quebec
                        H3B 4L8

                        Attention: Chairman and President

                        Telecopier: (514) 395-8055

if to the Agent:        COMPOSITECH LTD.
                        120 Ricefield Lane
                        Hauppauge, New York
                        11788-2008, U.S.A.

                        Attention: the President

                        Telecopier: (516) 436-5203

with a copy in
all cases to:           INDUSTRIES DEVMA INC.
                        600, de la Gauchetiere Street West
                        Suite 1700
                        Montreal, Quebec H3B 4L8

                        Attention: President

                        Telecopier: (514) 395-8055

                        SOCIETE INNOVATECH DU GRAND MONTREAL
                        2020 University Avenue
                        Suite 1527
                        Montreal, Quebec
                        H3A 2A5

                        Attention: President and Chief Executive Officer

                        Telecopier: (514) 864-4220


                        FONDS DE SOLIDARITE DES TRAVAILLEURS DU
                        QUEBEC (F.T.Q)
                        8717 Berri Street
                        Montreal, Quebec
                        H2M 2T9

                        Attention: Vice President, Legal Affairs

                        Telecopier: (514) 383-2500

                        with a copy to: Senior Vice President, Investments

                        Telecopier: (514) 383-2505


                        FONDS REGIONAL DE SOLIDARITE ILE DE MONTREAL, limited partnership
                        255, St-Jacques Street West
                        3rd Floor
                        Montreal, Quebec
                        H2Y 1M6

                        Attention: Managing Director

                        Telecopier: (514) 845-0625
with a copy in
all cases to:           DONOVAN, LEISURE, NEWTON & IRVINE
                        30 Rockefeller Plaza
                        New York, New York
                        10112

                        Attention: Edward F. Cox, Esq.

                        Telecopier: (212) 632-3315

with a copy in
all cases to:           LAPOINTE ROSENSTEIN

                        1250 Rene-Levesque Blvd. West
                        Suite 1400
                        Montreal, Quebec
                        H3B 5E9

                        Attention: Perry Kliot

                        Telecopier: (514) 925-9001

                        or at such other address as each party may have previously indicated to the other party in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next business day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other party by registered mail, receipt return requested.

SECTION 25 - MISCELLANEOUS PROVISIONS

25.1 Further documents. Each party upon the request of the other, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

25.2 Headings. The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

25.3 Currency and conversion rate. All payments contemplated herein shall be effected in the currency of the United States of America, at the address designated by either party from time to time. For the purpose of calculating any amount of sales or accounts receivable, the amounts which are not in United States dollars will be converted into United States dollars based on the average monthly closing rate for the period of sales or of the accounts receivable as reported by the Chase Manhattan Bank, for the conversion of such foreign currency into United States dollars.

25.4 Interest on due amounts. If any amounts owed by one party to the other are overdue, the party owing such amounts will, in addition to paying the unpaid amounts, pay to the other party interest on these unpaid amounts at an annual rate equal to two percent (2 %) over the Prime Rate, calculated daily from their due date until full payment.

25.5 Waiver of default. The failure of any party at any time to take action against the other party, or the failure of the other party to terminate this Agreement as provided herein shall not affect either party's right to require the full performance of this Agreement at any time thereafter, and a waiver by either party of a breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach thereof nor nullify the effectiveness of such provisions or the right of such party to demand redress for their respective losses, damages and prejudices.

25.6 Entire Agreement. This Agreement together with any other instruments to be delivered pursuant hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, among any or all of the parties.

25.7 Separate entities. The parties hereto acknowledge that the Agent is an independent contractor in virtue of the terms and conditions of this Agreement and this Agreement shall not be construed so as to constitute the Agent and the Corporation partners or joint venturers or so as to create any other form of legal association which imposes liability upon either party for the acts or omissions of the other party.

25.8 Severability. Any Section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed therefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from an illegal or unenforceable Section, subsection or other subdivision of this Agreement or any other provisions of this Agreement.

25.9 Amendments. No amendment of this Agreement shall be binding unless otherwise expressly provided in an instrument duly executed by the parties.

25.10 Delays. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a business day, then the delay shall be extended to the next succeeding business day.

25.11 Gender. Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

25.12 Preamble. The preamble hereof shall form an integral part of this Agreement.

25.13   Counterparts.   This   Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

25.14 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

25.15 Language. The parties hereto state their express wish that this Agreement as well as all documentation contemplated hereby or pertaining hereto or to be executed in connection herewith be drawn up in the English language; les parties expriment leur desir explicite a l'effet que cette convention de meme que tous documents envisages par les presentes ou y ayant trait ou qui seront signes relativement aux presentes soient rediges en anglais.

     IN WITNESS WHEREOF, the parties have signed at the place and on the date first hereinabove mentioned.

COMPOSITECH LTD.                        LAMINES CTEK INC.

Per: _________________________          Per: _________________________
     Jonas Medney                            Louis Riopel